Exhibit 99.1


                 Premiere Global Services Reports 2005
 Results: Revenues $497.5M up 11%; Normalized Operating Income $80.6M
  up 13%; $117.2M in Revenues and $0.13 Normalized Diluted EPS from
                     Continuing Operations in Q4

    ATLANTA--(BUSINESS WIRE)--Feb. 16, 2006--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business process solutions, today announced results for the fourth quarter and fiscal year ended December 31, 2005. Revenues in the fourth quarter of 2005 were $117.2 million, flat compared to $117.3 million in the fourth quarter of 2004. Excluding a $2.0 million pre-tax legal settlement and a nominal restructuring costs adjustment, normalized operating income totaled $14.5 million.(a) In the fourth quarter of 2005, excluding charges for legal settlements, restructuring and one-time tax adjustments, normalized income from continuing operations totaled $9.1 million and normalized diluted EPS from continuing operations was $0.13.(a) Over the same period in accordance with GAAP, operating income totaled $12.5 million, income from continuing operations totaled $12.5 million and diluted EPS from continuing operations totaled $0.17.
    In the fourth quarter of 2004, normalized operating income totaled $19.2 million and, excluding a gain on prepayment of a note receivable, normalized income from continuing operations totaled $11.9 million and normalized diluted EPS from continuing operations was $0.17.(a) Over the same period in accordance with GAAP, operating income totaled $19.2 million, income from continuing operations totaled $17.1 million and diluted EPS from continuing operations totaled $0.24.

    Fourth Quarter 2005 Revenue Detail

    Conferencing & Collaboration revenue totaled $61.2 million, up 13.2% from $54.0 million in the comparable prior year quarter. As expected, revenue from the Company's largest customer declined by $8.3 million, totaling $2.7 million versus $11.0 million in the fourth quarter of 2004. Excluding revenue contribution from this customer in both quarters, Conferencing & Collaboration revenue increased 35.8% in the fourth quarter of 2005 versus the fourth quarter of 2004.(a)
    Data Communications revenue totaled $56.0 million, down 11.5% from $63.2 million in the comparable prior year quarter. Revenue from legacy broadcast fax services declined $7.2 million dollars, totaling $24.6 million versus $31.8 million in the fourth quarter of 2004. Excluding revenue contribution from legacy broadcast fax services in both quarters, Data Communications revenue remained flat in the fourth quarter of 2005 versus the fourth quarter of 2004.(a)

    2005 Results

    Revenues in 2005 totaled $497.5 million, up 10.7% from $449.4 million in 2004. Excluding pre-tax restructuring charges of $3.3 million and legal settlements of $2.0 million, normalized operating income totaled $80.6 million.(a) In 2005, excluding charges for legal settlements, restructuring and one-time tax adjustments, normalized income from continuing operations totaled $48.2 million and normalized diluted EPS from continuing operations totaled $0.67.(a) In accordance with GAAP, operating income totaled $75.3 million, income from continuing operations totaled $48.7 million and diluted EPS from continuing operations totaled $0.67.
    In 2004, normalized operating income was $71.4 million, normalized income from continuing operations was $43.9 million and normalized diluted EPS from continuing operations was $0.61.(a) In 2004 in accordance with GAAP, operating income was $71.4 million, income from continuing operations was $40.7 million and diluted EPS from continuing operations was $0.58.

    2005 Accomplishments

    -- Increased Conferencing & Collaboration revenue for the year by 44.0% from 2004, excluding revenue contribution from its largest customer in both periods (a)

    -- Unified our brands under one name, Premiere Global Services, and transferred the listing of our shares to the New York
        Stock Exchange

    -- Improved our focus and go to market strategy by segmenting our sales and marketing efforts into four core business practices:
        Conferencing Solutions, Document Solutions, Alerts &
        Notifications Solutions and Marketing Automation Solutions

    -- Grew cash flows from operating activities by nearly 10%, despite becoming a federal tax payer during the year

    -- Repurchased 2.1 million shares of common stock in the open market

    -- Further consolidated our industries with the acquisitions of Netspoke and the conferencing services division of Citizens Communications

    "I am excited about our success last year in raising Premiere Global's profile in the market and increasing our value to our customers by transitioning to a solutions-based sales model, delivering innovative communication technologies that simplify our customers' critical business processes," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "By focusing our resources in four core business practices based on how our customers buy solutions from us, I believe we can better replicate at Data Communications the success we have achieved at Conferencing & Collaboration, where our investment in international expansion, product innovation and accretive acquisitions has positioned this unit as an industry leader with the global scale necessary to continue to increase its market share.
    We established business objectives for 2006 that I believe will help us build upon the momentum we are experiencing in core services. Our focus in the year ahead will be to continue to innovate new solutions and to improve our customer experience with the development of a customer-centric portal that will provide direct access to our platform and suite of services directly from the desktop. We also look to improve the effectiveness of our global selling efforts with lead generation and appointment setting, as well as marketing initiatives to increase our brand awareness. Finally, we plan to attack the exploding wireless marketplace with innovative products that increase the productivity of mobile professionals.
    We also made the decision at the end of last year to stop reacting to the declines in our legacy broadcast fax business and to proactively manage it to a level where it becomes a smaller, but more consistent contributor to our overall business. To that end, this January we began an aggressive campaign to migrate our broadcast fax customers to email, or other new technologies, or into long-term contractual pricing plans that include minimum monthly commitments. These actions are expected to reduce near-term revenues and earnings, as the market price for email services is substantially below that of fax services, and we are extending price incentives to accelerate customer adoption of long-term contractual pricing plans. However, we are convinced that our success in these actions will make us a much stronger company in the long run.
    As we execute against our plan to change the shape of our business, we are committed to producing strong cash flows, and we plan to reinvest these cash flows and our available liquidity to retire shares of our stock and to reinvest for growth by further consolidating the industries in which we compete. We believe Premiere Global Services is uniquely positioned as the only provider of end-to-end communication technologies solutions to global enterprise customers. We believe the strength of our core solutions, coupled with continuous innovation, will deliver consistent, organic growth and increase value for our customers, associates and shareholders."

    Financial Outlook

    The following statements are based on Premiere Global Services' current expectations as of February 16, 2005. These statements are forward-looking statements and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.
    Premiere Global's Conferencing & Collaboration business unit is currently performing better than expected. However, because of Management's initiatives with regard to its legacy broadcast fax business as described above and potentially longer sales cycles in the Company's new solutions sales relative to its previous business model, the Company anticipates revenues in 2006 will be at the low end of its previous guidance of $480 to $500 million and GAAP diluted EPS from continuing operations will be in the range of $0.50 to $0.58.
    The Company anticipates cash flows from operating activities from continuing operations will be in the range of $83 to $90 million in 2006. This estimate does not include potential restructuring charges that may result from contemplated initiatives to bring costs in the Company's legacy broadcast fax business in-line with lower revenue expectations from this business. Excluding equity based compensation and amortization, pro forma diluted EPS from continuing operations in 2006 is expected to be in the range of $0.70 to $0.78.(a)
    (a) To supplement the Company's consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: normalized operating income, normalized income from continuing operations, normalized diluted EPS from continuing operations and pro forma diluted EPS from continuing operations. Management uses these measures internally as a means of analyzing the Company's current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. In addition, we present certain business segment revenue growth statistics that are derived from non-GAAP financial measures. Please see the table attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

    Conference Call

    The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 289-0572 (US & Canada) or (913) 981-5543
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be accessed at http://ir.premiereglobal.com. You may also follow this link for details on the Internet replay, podcast and for the text of the earnings release, including the financial and statistical information to be presented in the call.
    A replay will be available following the call at 8:00 p.m. Eastern through midnight Eastern February 24, 2006, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 7181245. The Webcast of this call will be archived on the Company's Website at http://ir.premiereglobal.com.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. is a global outsource provider of business process solutions that enable enterprise customers to automate and simplify their critical business processes and to communicate more effectively with their constituents. We innovate communication technologies and deliver solutions in four core business practices: Conferencing Solutions, Document Solutions, Marketing Automation Solutions and Alerts & Notifications Solutions. We deliver these solutions via our global, on-demand platforms to an established customer base of greater than 60,000 corporate accounts, including a majority of the Fortune 500. Customers apply our solutions in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.
    With global presence in 19 countries, Premiere Global Services' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.
    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2004. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
       THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004
           (IN THOUSANDS, UNAUDITED, EXCEPT PER SHARE DATA)



                                     Three Months     Twelve Months
                                         Ended             Ended
                                     December 31,      December 31,
                                      2005     2004     2005   2004
                                   -------- -------- -------- --------

REVENUES                          $117,207 $117,266 $497,473 $449,371
OPERATING EXPENSES:
    Cost of revenues (exclusive of
     depreciation shown separately
     below)                         44,260   40,558  180,720  160,690
Selling and marketing               30,605   30,619  127,610  117,711
    General and administrative
     (exclusive of net legal
     settlements shown separately
     below)                         12,781   13,230   52,377   50,082
Research and development             2,963    2,816   10,699   10,970
Depreciation                         6,433    7,070   24,757   26,372
Amortization                         3,228    2,660   13,243    8,891
Restructuring costs                    (29)       -    3,256        -
Equity based compensation            2,391    1,078    7,484    3,261
Net legal settlements and related
 expenses                            2,048        -    2,048        -
                                   -------- -------- -------- --------
Total operating expenses           104,680   98,031  422,194  377,977
                                   -------- -------- -------- --------

OPERATING INCOME                    12,527   19,235   75,279   71,394
                                   -------- -------- -------- --------

OTHER INCOME (EXPENSE):
Interest expense                    (1,625)    (810)  (5,552)  (4,687)
Interest income                        101      149      582      633
Debt conversion costs                    -        -        -  (17,027)
Loss on sale of marketable
 securities                              -       71     (116)     (16)
Gain on prepayment of note
 receivable                              -    8,520        -    8,520
Other, net                             (23)     606      103    2,433
                                   -------- -------- -------- --------
Total other income (expense)        (1,547)   8,536   (4,983) (10,144)
                                   -------- -------- -------- --------

INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                10,980   27,771   70,296   61,250
INCOME TAX (BENEFIT) EXPENSE        (1,565)  10,654   21,610   20,565
                                   -------- -------- -------- --------
INCOME FROM CONTINUING OPERATIONS $ 12,545 $ 17,117 $ 48,686 $ 40,685
                                   ======== ======== ======== ========

DISCONTINUED OPERATIONS:
(Loss) gain from operations of
 Voicecom                                -        -   (1,952)   1,956
Income tax (benefit) expense             -        -     (683)     761
                                   -------- -------- -------- --------
(Loss) gain on discontinued
 operations                              -        -   (1,269)   1,195
                                   -------- -------- -------- --------

NET INCOME                        $ 12,545 $ 17,117 $ 47,417 $ 41,880
                                   ======== ======== ======== ========

BASIC EARNINGS PER SHARE:
Income from continuing operations $ 12,545 $ 17,117 $ 48,686 $ 40,685
                                   -------- -------- -------- --------
Net Income                        $ 12,545 $ 17,117 $ 47,417 $ 41,880
                                   -------- -------- -------- --------

BASIC WEIGHTED AVERAGE SHARES
 OUTSTANDING:                       70,241   69,759   70,392   64,086
                                   ======== ======== ======== ========

Basic earnings per share:
Continuing operations             $   0.18 $   0.25 $   0.69 $   0.63
Discontinued operations           $   0.00 $   0.00 $  (0.02)$   0.02
                                   -------- -------- -------- --------
Net Income                        $   0.18 $   0.25 $   0.67 $   0.65
                                   ======== ======== ======== ========

DILUTED EARNINGS PER SHARE:

Income from continuing operations
 for purposes of computing diluted
 net income per share             $ 12,545 $ 17,117 $ 48,686 $ 42,071
                                   -------- -------- -------- --------
Net Income for purposes of
 computing diluted net income per
 share                            $ 12,545 $ 17,117 $ 47,417 $ 43,266
                                   -------- -------- -------- --------

DILUTED WEIGHTED AVERAGE SHARES
 OUTSTANDING:                       71,948   72,097   72,366   72,280
                                   ======== ======== ======== ========

Diluted earnings per share:
Continuing operations             $   0.17 $   0.24 $   0.67 $   0.58
Discontinued operations           $   0.00 $   0.00 $  (0.01)$   0.02
                                   -------- -------- -------- --------
Net Income                        $   0.17 $   0.24 $   0.66 $   0.60
                                   ======== ======== ======== ========



           PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                      DECEMBER 31, 2005 AND 2004
                  (IN THOUSANDS, EXCEPT SHARE DATA)

                                            December 31,  December 31,
                                               2005          2004
                                            ------------  ------------

ASSETS
CURRENT ASSETS
Cash and equivalents                            $  20,508   $  25,882
Marketable securities, available for sale               -         576
Accounts receivable (less allowances of
        $7,560 and $5,706, respectively)           79,417      72,055
Prepaid expenses and other                          5,209       5,148
Deferred income taxes, net                         12,392      17,706
                                                 ---------   ---------
Total current assets                              117,526     121,367

PROPERTY AND EQUIPMENT, NET                        75,742      74,050

OTHER ASSETS
Goodwill                                          257,565     192,147
Intangibles, net                                   39,662      40,590
Deferred income taxes, net                            837       3,461
Other assets                                        3,958       3,861
                                                 ---------   ---------
                                                $ 495,290   $ 435,476
                                                 =========   =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                $  37,745   $  37,337
Income taxes payable                                4,394       8,968
Accrued taxes                                       6,148       6,700
Accrued expenses                                   34,439      40,192
Current maturities of long-term debt and
 capital lease obligations                            799          37
Accrued restructuring costs                         1,800       1,071
                                                 ---------   ---------
Total current liabilities                          85,325      94,305

LONG-TERM LIABILITIES
Long-term debt and capital lease obligations       99,675      68,147
Other accrued expenses                              6,540       6,094
                                                 ---------   ---------
Total long-term liabilities                       106,215      74,241

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000
 shares authorized,
   71,703,933 and 71,301,577 shares issued
    and outstanding at
   December 31, 2005 and  2004, respectively          717         713
Unrealized loss on marketable securities                -           6
Additional paid-in capital                        694,304     694,284
Unearned restricted stock compensation            (12,585)     (4,187)
Note receivable, shareholder                       (1,896)     (5,662)
Cumulative translation adjustment                  (3,554)      2,429
Accumulated deficit                              (373,236)   (420,653)
                                                 ---------   ---------
Total shareholders' equity                        303,750     266,930
                                                 ---------   ---------
                                                $ 495,290   $ 435,476
                                                 =========   =========




          PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS
           TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                      (IN THOUSANDS, UNAUDITED)



                                                     2005      2004
                                                   --------- ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                        $  47,417 $  41,880
Adjustments to reconcile net income to net cash provided by
 operating activities:
Loss (gain) on discontinued operation                 1,269    (1,195)
Debt conversion costs                                     -    17,027
Depreciation                                         24,757    26,372
Amortization                                         13,243     8,891
Amortization of deferred financing costs                453       659
Loss on sale of marketable securities, available
 for sale                                               116        16
Deferred income taxes                                 8,746    10,095
Gain on disposal of assets                              (45)      118
Gain on note receivable and other liabilities             -   (10,968)
Net legal settlements and related expenses            2,048         -
Restructuring costs                                   3,256        77
Payments for restructuring costs                     (3,210)   (4,051)
Equity based compensation                             7,484     3,568
Changes in assets and liabilities:                        -         -
Accounts receivable, net                             (3,834)   (1,761)
Prepaid expenses and other current assets               317     2,738
Accounts payable and accrued expenses                (9,694)   (8,890)
                                                   --------- ---------
            Total adjustments                        44,906    42,696
                                                   --------- ---------
Total cash provided by operating activities from
 continuing operations                               92,323    84,576
                                                   --------- ---------
Payments for discontinued operations                 (2,025)   (2,081)
                                                   --------- ---------
            Total cash provided by operating
             activities                              90,298    82,495
                                                   --------- ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                (28,174)  (24,783)
Business acquisitions                               (79,915)  (98,227)
Sale of marketable securities                           755     1,835
Purchase of marketable securities                      (306)   (1,663)
Proceeds from note receivable                             -    11,720
                                                   --------- ---------
            Net cash used in investing activities  (107,640) (111,118)
                                                   --------- ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Principal proceeds under borrowing arrangements     104,100    62,993
Principal payments under borrowing arrangements     (74,676)  (15,000)
Payments received on shareholder note                 3,953         -
Make whole interest payment - convertible notes           -   (16,255)
Purchase of treasury stock, at cost                 (26,192)  (12,811)
Exercise of stock options                             8,521    11,554
                                                   --------- ---------
            Total cash provided by financing
             activities                              15,706    30,481
                                                   --------- ---------

Effect of exchange rate changes on cash and
 equivalents                                         (3,738)       78
                                                   --------- ---------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS      (5,374)    1,936
                                                   --------- ---------
CASH AND EQUIVALENTS, beginning of period         $  25,882 $  23,946
                                                   --------- ---------
CASH AND EQUIVALENTS, end of period               $  20,508 $  25,882
                                                   ========= =========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
             (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                   2005     2004     2005     2004
                                 -------- -------- -------- --------
Normalized Operating Income (1)
    Operating income, as reported $ 12,527 $ 19,235 $ 75,279 $ 71,394
    Net legal settlements and
     related expenses                2,048        -    2,048        -
    Restructuring costs                (29)       -    3,256        -
                                   -------- -------- -------- --------
    Normalized operating income   $ 14,546 $ 19,235 $ 80,583 $ 71,394
                                   -------- -------- -------- --------

Normalized Income from Continuing
 Operations (1)
    Income from continuing
     operations for purposes of
     computing diluted income per
     share                        $ 12,545 $ 17,117 $ 48,686 $ 42,071
    Elimination of one-time tax
     adjustments                    (4,693)       -   (3,826)  (3,086)
    Net legal settlements and
     related expenses                1,272        -    1,272
    Restructuring costs                (18)       -    2,022        -
    Elimination of gain on
     prepayment of note receivable
     (tax effected at 38.4%)                 (5,248)           (5,248)
    Elimination of discounted
     early retirement of an
     acquisition payable (tax
     effected at 38.9%)                  -        -        -     (260)
    Debt conversion costs  (tax
     effected at 38.9%)                  -        -        -   10,403
                                   -------- -------- -------- --------
    Normalized income from
     continuing operations        $  9,106 $ 11,869 $ 48,154 $ 43,880
                                   -------- -------- -------- --------

Normalized Diluted EPS from
 Continuing Operations (1)
    Diluted EPS from continuing
     operations                   $   0.17 $   0.24 $   0.67 $   0.58
    Elimination of one-time tax
     adjustments                     (0.06)       -    (0.05)   (0.04)
    Net legal settlements and
     related expenses                 0.02        -     0.02        -
    Restructuring costs              (0.00)       -     0.03        -
    Elimination of gain on
     prepayment of note receivable
     (tax effected at 38.4%)             -    (0.07)       -    (0.07)
    Elimination of discounted
     early retirement of an
     acquisition payable (tax
     effected at 38.9%)                  -        -        -    (0.00)
    Debt conversion costs  (tax
     effected at 38.9%)                  -        -        -     0.14
                                   -------- -------- -------- --------
    Normalized diluted EPS from
     continuing operations        $   0.13 $   0.17 $   0.67 $   0.61

Segment Revenues Excluding Certain
 Items (2)
    Revenues, as reported
    Conferencing & Collaboration  $ 61,233 $ 54,106
    Data Communications             55,974   63,239
    Eliminations                         -      (79)
                                   -------- --------
                                  $117,207 $117,266

    Conferencing & Collaboration  $ 61,233 $ 54,106 $251,901 $202,776
    Excluding largest customer
     revenue                         2,712   11,001   28,808   47,622
                                   -------- -------- -------- --------
    Conferencing & Collaboration
     excluding largest customer
     revenue                      $ 58,521 $ 43,105 $223,093 $155,155
                                   -------- -------- -------- --------

    Data Commincations            $ 55,974 $ 63,239
    Excluding broadcast fax
     revenue                        24,587   31,834
                                   -------- --------
    Data Communications excluding
     legacy broadcast fax revenue $ 31,387 $ 31,405
                                   -------- --------


(1) Management believes that normalized operating income, normalized income from continuing operations and normalized diluted EPS from continuing operations provide useful information regarding underlying trends in our continuing operations by excluding non-recurring items that are unrelated to our ongoing operations.

(2) The Company has previously announced Conferencing & Collaboration's largest customer's intention to insource most of its automated conferencing needs, as well as the acceleration in the decline of revenues generated by Data Communications legacy broadcast fax business in North America. The Company has presented business segment revenue excluding these items because management believes that that these events or trends particular to each business segment may be deemed to be so significant to obscure patterns and trends of our core business in total.




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES IN FINANCIAL OUTLOOK
                      (amounts are estimates) (1)
                             (UNAUDITED)

                                                         Year ended
                                                         December 31,
                                                             2006
                                                        --------------
Projected pro forma diluted EPS from continuing
 operations (2)
   Projected diluted EPS from continuing operations     $0.50 - $0.58
   Excluding non-cash equity based compensation                 $0.09
   Excluding amortization                                       $0.11
                                                        --------------
           Projected pro forma diluted EPS from
            continuing operations                       $0.70 - $0.78


(1) The Company has made a number of assumptions in preparing our projections, including assumptions as to the components of these financial metrics. The following reconciliations of projected non-GAAP financial measures include forward-looking information with respect to the information identified as a projection. These EPS projections assume a projected weighed average diluted share count of approximately 71.9 million shares.

(2) The Company expects equity based compensation expense to be a recurring cost and presents pro forma diluted EPS from continuing operations to exclude this item and amortization expense to eliminate these significant non-cash charges to earnings to help investors better understand the operating performance of our business.




    CONTACT: Premiere Global Services, Inc.
             Investor Calls
             Sean O'Brien, 404-262-8462